Exhibit 20.1

Higher Education Funding I

For the Monthly Calculation Date – August 25, 2005
Current Collection Period – July 2005

Pursuant to section 1(a)(i)(K) of the Administration Agreement, the following has been prepared by the issuer administrator. The information shown below has not been independently verified; however, it is believed to be accurate to the best of the issuer’s knowledge.

Higher Education Funding I
For the Monthly Calculation Date — 08/25/05
Current Collection Period — July 2005

Collection Account Activity	Prior Month (M-2)	Prior Month (M-1)	Current Month (M)

Collection period payment activity
Principal	$14,589,890	$12,193,947	$10,613,402
Interest	3,705,934	3,827,161	3,483,608
Fees	14,852	15,390	14,221

Subtotal	18,310,675	16,036,499	14,111,231
Prior period undistributed collections	14,241,114	8,026,642	4,338,760
Prior period collections deposited by the Servicer in the current period	1,574,212	1,594,116	1,715,399
Current period collections deposited by the Servicer in the subsequent period	(1,594,116)	(1,715,399)	(903,921)

Total cash remitted by the Servicers during the current collection period	32,531,884	23,941,858	19,261,470

Other Deposits
Amounts transferred from the acquisition account	—	—	—
Amounts transferred from the administration account	—	—	—
Amounts transferred from the borrower benefits account	4,917	2,164	11,770
Amounts transferred from the reserve account	—	—	—
Special allowance payments received	—	—	7,568,732
Subsidy payments received	—	—	2,274,981
Interest earnings on trust accounts	191,359	203,560	249,229

Total cash deposits	32,728,161	24,147,581	29,366,182

Total cash distributions	(24,701,519)	(19,808,821)	(12,206,192)

Account Balance at the end of the Collection Period	$8,026,642	$4,338,760	$17,159,990

Servicer deposits between the end of the collection period and the cut-off date	11,782,179	7,867,432	—

Account Balance as of the cut-off date	$19,808,821	$12,206,192	$17,159,990

	Distributions	Distributions	Distributions
	6/27/05	7/25/05	8/25/05

First, to the U.S. Department of Education	$1,554,372	$1,547,114	$1,539,884

Second, to the administration account for certain costs and expenses	366,372	360,171	360,356

Third, to the interest account for payment of interest on Senior Notes	4,088,720	5,182,172	5,521,773

Fourth, to the principal account for payment of principal on Senior Notes	—	—	—

Fifth, to the interest account for payment of interest on Sub. Notes	398,521	565,370	439,178

Sixth, to the principal account for payment of principal on Sub. Notes	—	—	—

Seventh, to the reserve account to achieve defined requirement	—	—	—

Eighth, to the retirement account for principal on Amortizing Senior Notes	—	—	—

Ninth, to the retirement account for principal on Amortizing Sub. Notes	—	—	—

Tenth, to the interest account for payment of interest on Junior Notes	—	—	—

Eleventh, to the principal account for payment of principal on Junior Notes	—	—	—

Twelfth, other payments as may be set forth in the Supplemental Indenture	—	—	—

Thirteenth, to the acquisition account for acquisition of additional receivables	—	—	—

Fourteenth, to the interest account for payment of carry-over amounts on Senior Notes	—	—	—

Fifteenth, to the interest account for payment of carry-over amounts on Sub. Notes	—	—	—

Sixteenth, to the interest account for payment of carry-over amounts on Junior Notes	—	—	—

Seventeenth, to the interest account for swap termination payments on Senior Notes	—	—	—

Eighteenth, to the interest account for swap termination payments on Sub. Notes	—	—	—

Nineteenth, to the interest account for swap termination payments on Junior Notes	—	—	—

Twentieth, to the credit of the retirement account	—	—	—

Twenty-first, excess to the surplus fund	13,400,836	4,551,365	9,298,799

Total Distributions	$19,808,821	$12,206,192	$17,159,990

Higher Education Funding I
For the Monthly Calculation Date — 08/25/05
Current Collection Period — July 2005

Notes Balances	Original Balance	Beginning Balance	Interest Paid	Change	Ending Balance	Current Factor

Senior FRN:
A-1	$242,000,000	$242,000,000	$—	$—	$242,000,000	1.0000
A-2	269,000,000	269,000,000	—	—	269,000,000	1.0000
A-3	217,000,000	217,000,000	—	—	217,000,000	1.0000
A-4	171,000,000	171,000,000	—	—	171,000,000	1.0000
A-5	101,000,000	101,000,000	—	—	101,000,000	1.0000

Subtotal	1,000,000,000	1,000,000,000	—	—	1,000,000,000	1.0000
Senior ARN:
A-1	50,000,000	50,000,000	126,575	—	50,000,000	1.0000
A-2	50,000,000	50,000,000	127,342	—	50,000,000	1.0000
A-3	50,000,000	50,000,000	130,027	—	50,000,000	1.0000
A-4	50,000,000	50,000,000	130,027	—	50,000,000	1.0000
A-5	75,000,000	75,000,000	186,986	—	75,000,000	1.0000
A-6	50,000,000	50,000,000	126,192	—	50,000,000	1.0000
A-7	75,000,000	75,000,000	191,014	—	75,000,000	1.0000
A-8	75,000,000	75,000,000	193,315	—	75,000,000	1.0000
A-9	50,000,000	50,000,000	130,027	—	50,000,000	1.0000
A-10	75,000,000	75,000,000	382,603	—	75,000,000	1.0000
A-11	75,000,000	—	—	—	—	0.0000
A-12	50,000,000	50,000,000	255,068	—	50,000,000	1.0000
A-13	50,000,000	50,000,000	128,877	—	50,000,000	1.0000
A-14	75,000,000	75,000,000	197,342	—	75,000,000	1.0000
A-15	50,000,000	50,000,000	123,507	—	50,000,000	1.0000

Subtotal	900,000,000	825,000,000	2,428,904	—	825,000,000	0.9167
Subordinate ARN:
B-1	50,000,000	50,000,000	131,178	—	50,000,000	1.0000
B-2	50,000,000	50,000,000	136,932	—	50,000,000	1.0000

Subtotal	100,000,000	100,000,000	268,110	—	100,000,000	1.0000

Total	$2,000,000,000	$1,925,000,000	$2,697,014	$—	$1,925,000,000	0.9625

Portfolio Overview	Prior Month (M-3)	Prior Month (M-2)	Change	Prior Month (M-1)	Change	Current Month (M)

Beginning Balance	$1,772,887,711	$1,770,635,657	$(11,035,887)	$1,759,599,770	$(9,411,853)	$1,750,187,917
Loans Purchased	10,194,857	2,038,570	(667,511)	1,371,060	170,260	1,541,320
Loans Repurchased	—	—	—	—	—	—
Loans Sold	—	—	—	—	—	—
Loans Repaid	(13,968,872)	(14,589,890)	2,395,942	(12,193,947)	1,580,545	(10,613,402)
Capitalized Interest	1,493,340	1,489,814	(108,973)	1,380,842	(75,482)	1,305,360
Servicer Adjustments	28,621	25,618	4,574	30,193	5,913	36,105

Ending Balance	$1,770,635,657	$1,759,599,770	$(9,411,853)	$1,750,187,917	$(7,730,617)	$1,742,457,300

Accrued Interest	15,992,118	17,361,890	1,094,306	18,456,196	(580,565)	17,875,631
Servicer Payments Due	1,574,212	1,594,116	121,283	1,715,399	(811,478)	903,921
Trust Cash Accounts	103,511,601	108,998,037	9,589,814	118,587,851	18,954,825	137,542,676

Total Assets	$1,891,713,587	$1,887,553,813	$1,393,549	$1,888,947,362	$9,832,165	$1,898,779,527

Senior Notes	$1,825,000,000	$1,825,000,000	$—	$1,825,000,000	$—	$1,825,000,000
Subordinate Notes	100,000,000	100,000,000	—	100,000,000	—	100,000,000
Accrued Expenses	10,226,934	8,105,068	1,537,747	9,642,815	3,024,404	12,667,220

Total Liabilities	$1,935,226,934	$1,933,105,068	$1,537,747	$1,934,642,815	$3,024,404	$1,937,667,220

Selected Statistics:
Parity Trigger (a)	97.74%	97.63%	-0.01%	97.63%	0.35%	97.98%
Parity Trigger (aaa)	103.10%	102.98%	-0.01%	102.98%	0.37%	103.35%
Subordinate %	5.19%	5.19%	0.00%	5.19%	0.00%	5.19%
WA Coupon	4.41%	4.41%	0.00%	4.41%	0.00%	4.41%
Average Balance	$39,143	$39,174	$22	$39,195	$32	$39,227
WA Rem. Mo.	289.9	289.3	(0.5)	288.8	(0.5)	288.3
Number of Loans	45,235	44,918	(265)	44,653	(233)	44,420

Trust Cash Accounts	Prior Month (M-3)	Prior Month (M-2)	Change	Prior Month (M-1)	Change	Current Month (M)

Restricted Cash:
Reserve acct.	$14,437,500	$14,437,500	$—	$14,437,500	$—	$14,437,500
Acquisition acct.	37,036,422	34,922,560	(1,660,888)	33,261,672	(1,442,174)	31,819,498
Collection acct.	14,241,113	8,026,641	(3,687,882)	4,338,760	12,821,230	17,159,989
Principal acct.	—	—	—	—	—	—
Retirement acct.	—	—	—	—	—	—
Surplus acct.	27,569,632	43,506,267	13,400,836	56,907,104	4,551,365	61,458,469

Subtotal	93,284,667	100,892,969	8,052,067	108,945,035	15,930,421	124,875,456
Accrued Expenses:
Admin. acct.	968,860	824,202	(222,416)	601,785	(1,624)	600,161
Interest acct.	8,684,012	6,733,022	1,778,912	8,511,933	3,050,528	11,562,462
Benefits acct.	574,062	547,845	(18,749)	529,097	(24,500)	504,597

Subtotal	10,226,934	8,105,068	1,537,747	9,642,815	3,024,404	12,667,220

Total	$103,511,601	$108,998,037	$9,589,814	$118,587,851	$18,954,825	$137,542,676

Higher Education Funding I
For the Monthly Calculation Date — 08/25/05
Current Collection Period — July 2005

Claims in process	Prior Month (M-3)	Prior Month (M-2)	Change	Prior Month (M-1)	Change	Current Month (M)

Beginning Balance	$3,003,482	$4,403,401	$(1,699,842)	$2,703,559	$314,221	$3,017,780
Filed During Period	1,955,045	1,339,032	1,224,515	2,563,547	(674,654)	1,888,893
Paid During Period	(555,127)	(3,038,874)	789,548	(2,249,326)	634,326	(1,615,000)
Administrative Rejects	—	—	—	—	—	—
Net Rejects	—	—	—	—	—	—

Total	$4,403,401	$2,703,559	$314,221	$3,017,780	$273,893	$3,291,673

Loans by School Type	WA Coupon	$ of Loans	Distribution	# of loans	Distribution	Avg. Loan Balance

(current month)
4-Year	5.24%	$128,837	0.01%	16	0.04%	$8,052
2-Year	4.70%	12,563	0.00%	3	0.01%	4,188
Proprietary	0.00%	—	0.00%	—	0.00%	—
Graduate	5.29%	319,686	0.02%	27	0.06%	11,840
Other/Unknown	4.40%	1,741,996,213	99.97%	44,374	99.90%	39,257

Total	4.41%	$1,742,457,300	100.00%	44,420	100.00%	$39,227

Loans by Status ($)	Prior Month (M-2)	Distribution	Prior Month (M-1)	Distribution	Current Month (M)	Distribution

In Repayment, days DQ
0-30	$1,089,650,686	61.93%	$1,077,567,976	61.57%	$1,067,083,622	61.24%
31-60	50,007,710	2.84%	47,537,421	2.72%	49,084,109	2.82%
61-90	26,740,300	1.52%	25,654,083	1.47%	25,313,380	1.45%
91-120	15,692,014	0.89%	16,429,054	0.94%	16,493,496	0.95%
121-150	11,122,896	0.63%	10,531,333	0.60%	12,113,700	0.70%
151-180	7,837,889	0.45%	7,911,769	0.45%	8,240,786	0.47%
181-210	5,974,263	0.34%	6,498,083	0.37%	6,459,523	0.37%
211-240	2,084,141	0.12%	4,737,255	0.27%	4,901,498	0.28%
241-270	1,681,933	0.10%	1,390,747	0.08%	3,921,769	0.23%
270+	2,668,585	0.15%	2,300,258	0.13%	1,830,904	0.11%

Total repayment	$1,213,460,418	68.96%	$1,200,557,978	68.60%	$1,195,442,786	68.61%
In School	260,908	0.01%	257,726	0.01%	237,345	0.01%
Grace	31,587	0.00%	20,876	0.00%	38,631	0.00%
Deferment	365,536,419	20.77%	371,484,172	21.23%	365,954,639	21.00%
Forbearance	177,606,878	10.09%	174,849,384	9.99%	177,492,226	10.19%
Claims in Process	2,703,559	0.15%	3,017,780	0.17%	3,291,673	0.19%
Administrative Rejects	—	0.00%	—	0.00%	—	0.00%
Net Rejects	—	0.00%	—	0.00%	—	0.00%

Total	$1,759,599,770	100.00%	$1,750,187,917	100.00%	$1,742,457,300	100.00%

Loans by Status (#)	Prior Month (M-2)	Distribution	Prior Month (M-1)	Distribution	Current Month (M)	Distribution

In Repayment, days DQ
0-30	29,438	65.54%	29,123	65.22%	28,710	64.63%
31-60	1,325	2.95%	1,266	2.84%	1,294	2.91%
61-90	726	1.62%	696	1.56%	669	1.51%
91-120	391	0.87%	447	1.00%	459	1.03%
121-150	282	0.63%	281	0.63%	334	0.75%
151-180	202	0.45%	211	0.47%	221	0.50%
181-210	156	0.35%	168	0.38%	172	0.39%
211-240	58	0.13%	121	0.27%	125	0.28%
241-270	45	0.10%	42	0.09%	101	0.23%
270+	66	0.15%	56	0.13%	55	0.12%

Total repayment	32,689	72.77%	32,411	72.58%	32,140	72.35%
In School	26	0.06%	24	0.05%	22	0.05%
Grace	5	0.01%	4	0.01%	6	0.01%
Deferment	8,293	18.46%	8,375	18.76%	8,319	18.73%
Forbearance	3,826	8.52%	3,766	8.43%	3,858	8.69%
Claims in Process	79	0.18%	73	0.16%	75	0.17%
Administrative Rejects	—	0.00%	—	0.00%	—	0.00%
Net Rejects	—	0.00%	—	0.00%	—	0.00%

Total	44,918	100.00%	44,653	100.00%	44,420	100.00%

Loans by Guarantor	WA Coupon	$ of Loans	Distribution	# of Loans	Distribution	Avg. Loan Balance

(current month)
ASA	5.80%	$409,621,492	23.51%	9,555	21.51%	$42,870
Great Lakes	3.98%	1,332,835,808	76.49%	34,865	78.49%	38,228

Total	4.41%	$1,742,457,300	100.00%	44,420	100.00%	$39,227

Loans by Servicer	WA Coupon	$ of Loans	Distribution	# of loans	Distribution	Default Guarantee

(current month)
ACS	5.80%	$409,621,492	23.51%	9,555	21.51%	100.00%
Great Lakes	3.98%	1,332,835,808	76.49%	34,865	78.49%	100.00%

Total	4.41%	$1,742,457,300	100.00%	44,420	100.00%	100.00%

Higher Education Funding I
For the Monthly Calculation Date — 08/25/05
Current Collection Period — July 2005

Loans by Program	WA Coupon	$ of Loans	Distribution	# of loans	Distribution	Avg. Loan Balance

(current month)
Subsidized Stafford	4.70%	$132,280	0.01%	25	0.06%	$5,291
Unsubsidized Stafford	4.70%	143,696	0.01%	20	0.05%	7,185
PLUS	6.10%	185,110	0.01%	18	0.04%	10,284
Consolidation	4.40%	1,741,996,213	99.97%	44,357	99.86%	39,272
Non-FFELP	0.00%	—	0.00%	—	0.00%	—

Total	4.41%	$1,742,457,300	100.00%	44,420	100.00%	$39,227

Loans by APR	WA Coupon	$ of Loans	Distribution	# of loans	Distribution	Avg. Loan Balance

(current month)
<4%	3.28%	998,921,572.97	57.33%	25,355	57.08%	$39,397
4-5%	4.41%	297,730,913.35	17.09%	8,848	19.92%	33,650
5-6%	5.60%	115,589,885.42	6.63%	2,632	5.93%	43,917
6-7%	6.56%	126,167,991.14	7.24%	2,784	6.27%	45,319
7-8%	7.65%	114,709,168.25	6.58%	2,204	4.96%	52,046
8+%	8.24%	89,337,768.63	5.13%	2,597	5.85%	34,400

Total	4.41%	$1,742,457,300	100.00%	44,420	100.00%	$39,227

Remaining Term	$ of loans	Distribution	# of loans	Distribution	Avg. Loan Balance	Avg. Loan Balance

			(current month)			(prior month)
0-60	275,808.46	0.02%	21.00	0.05%	$13,134	$13,448
61-120	2,855,089.39	0.16%	300.00	0.68%	9,517	9,635
121-180	63,296,686.02	3.63%	3,920.00	8.82%	16,147	16,130
181-240	534,051,095.31	30.65%	19,798.00	44.57%	26,975	27,003
241-300	436,397,493.59	25.04%	11,328.00	25.50%	38,524	38,441
301-360	506,940,336.78	29.09%	6,933.00	15.61%	73,120	72,871
361+	198,640,790.21	11.40%	2,120.00	4.77%	93,698	94,269

Total	$1,742,457,300	100.00%	44,420	100.00%	$39,227	$39,195

Note Interest Rates	4/25/05	5/25/05	6/27/05	7/25/05	8/25/05	8/25/05 Note Balance

Senior FRN:
A-1	2.94%	3.32%	3.32%	3.32%	3.87%	242,000,000
A-2	3.01%	3.39%	3.39%	3.39%	3.94%	269,000,000
A-3	3.04%	3.42%	3.42%	3.42%	3.97%	217,000,000
A-4	3.05%	3.43%	3.43%	3.43%	3.98%	171,000,000
A-5	3.07%	3.45%	3.45%	3.45%	4.00%	101,000,000

Subtotal						1,000,000,000
Senior ARN:
A-1	3.10%	3.15%	3.30%	3.46%	3.59%	$50,000,000
A-2	3.25%	3.18%	3.32%	3.48%	3.60%	50,000,000
A-3	3.20%	3.20%	3.18%	3.53%	3.64%	50,000,000
A-4	3.33%	3.20%	3.15%	3.39%	3.63%	50,000,000
A-5	3.15%	3.23%	3.25%	3.42%	3.58%	75,000,000
A-6	3.10%	3.14%	3.29%	3.46%	3.60%	50,000,000
A-7	3.25%	3.18%	3.32%	3.48%	3.60%	75,000,000
A-8	3.28%	3.19%	3.36%	3.48%	3.62%	75,000,000
A-9	3.32%	3.20%	3.21%	3.39%	3.65%	50,000,000
A-10	3.26%	3.22%	3.22%	3.43%	3.56%	75,000,000
A-11	—	—	—	—	—	—
A-12	3.24%	3.22%	3.22%	3.43%	3.56%	50,000,000
A-13	3.28%	3.19%	3.36%	3.48%	3.62%	50,000,000
A-14	3.29%	3.21%	3.21%	3.43%	3.67%	75,000,000
A-15	3.13%	3.20%	3.22%	3.38%	3.58%	50,000,000

Subtotal						825,000,000
Subordinate ARN:
B-1	3.40%	3.40%	3.42%	3.59%	3.75%	50,000,000
B-2	3.45%	3.40%	3.57%	3.60%	3.75%	50,000,000

Subtotal						100,000,000

Total						$1,925,000,000

Admin Acct. Accrual	4/25/05	5/25/05	6/27/05	7/25/05	Change	8/25/05

Servicing Fees	$82,508	$161,560	$160,904	$156,535	$(9,375)	$147,160
Administration Fees	39,948	74,483	74,411	73,976	(661)	73,315

Total	$122,456	$236,042	$235,315	$230,511	$(10,036)	$220,475

Debt Service Accts	4/25/05	5/25/05	6/27/05	7/25/05	Change	8/25/05

Debt Service Cash:
Principal acct.	$—	$—	$—	$—	$—	$—
Retirement acct.	—	—	—	—	—	—
Interest acct.	9,587,985	483,397	9,061,769	12,478,791	(5,777,911)	6,700,880

Total	$9,587,985	$483,397	$9,061,769	$12,478,791	$(5,777,911)	$6,700,880

Investment Earnings	Prior Month (M-4)	Prior Month (M-3)	Prior Month (M-2)	Current Month (M-1)	Change	Current Month (M)

Restricted Cash:
Acquisition acct.	$1,232	$9,726	$10,007	$10,994	$(26)	$10,968

Total	$1,232	$9,726	$10,007	$10,994	$(26)	$10,968